UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Quigley Corporation
(Name of Registrant as Specified In Its Charter)

Ted Karkus
Mark Burnett
John DeShazo
Mark Frank
Louis Gleckel, MD
Mark Leventhal
James McCubbin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Friends,

You have recently received a request from The Quigley Corporation that you give the Company your proxy to vote your shares. PLEASE IGNORE THE COMPANY'S REQUEST AND DO NOT RETURN THE WHITE CARD.

My proxy materials currently are being cleared by the SEC and should be available for delivery to shareholders within the week. Because the Company was not required to clear their proxy materials with the SEC, the Company was permitted to get a "head start" in soliciting your vote.

I urge you not to return the Company's proxy. You deserve the opportunity to review my solicitation materials before making any decision. If you would like to support my proxy and my highly qualified nominees for the Board, please do nothing with The Quigley Corporation’s proxy – it can be thrown away.

When you receive my proxy, you will simply need to fill out the BLUE CARD and mail it back.  If you do not receive my proxy and a BLUE CARD within a week, please contact me and I will send you one directly.

Please forward this email or pass on its message to anyone that you know that might own shares of The Quigley Corporation.  Also if any shareholder has any further questions, please don’t hesitate to contact me directly at (516) 569-9999.

Best Regards,
Ted

Ps. if by some chance you have already returned the White Card, it is not too late to vote for my slate.  Only your last vote counts.  Filling out and returning the BLUE PROXY CARD when you receive it will still count.

ADDITIONAL INFORMATION CONCERNING PARTICIPANTS

Ted Karkus, Mark Burnett, John DeShazo, Mark Frank, Louis Gleckel, MD, Mark Leventhal and James McCubbin made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a Proxy Statement and accompanying Proxy Card to be used to solicit votes for the election of its slate of director nominees at the 2009 Annual Meeting of Stockholders of The Quigley Corporation.

Mr. Karkus strongly advises all stockholders of The Quigley Corporation to read this Proxy Statement because it contains important information.  The Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Mr. Karkus will provide copies of the Proxy Statement without charge upon request.  Requests for copies should be directed to Mr. Karkus’s proxy solicitor as disclosed in the Proxy Statement.

Information about Mr. Karkus and the other director nominees (the “Participants”) is set forth in the Proxy Statement filed by Mr. Karkus with the SEC.  Collectively, the Participants may be deemed to beneficially own 1,309,323 shares, or approximately 10.14% of The Quigley Corporation’s outstanding common stock.

Ted Karkus
188 Hewlett Neck Road
Woodmere, NY 11598
516.569.9999 (day or night)
516.569.9998 (fax)
516.526.0440 (cell)